UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 236-5211

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 13, 2014, the Board of Directors of Banc of California, Inc. (the “Company”) approved the transfer from the NASDAQ Global Select Market (“NASDAQ”) to the New York Stock Exchange (the “NYSE”) of the listing of the Company’s: (i) common stock, par value $0.01 per share (the “Common Stock”), (ii) depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the Company’s 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, par value $0.01 per share, with a liquidation preference of $1,000 per share (equivalent to $25.00 per Depositary Share), and (iii) 7.50% Senior Notes Due April 15, 2020 (the “Senior Notes”).

On May 14, 2014, Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing that the Company intends to transfer the listing of the Common Stock, Depositary Shares and Senior Notes to the NYSE.  The Company expects that the Common Stock, Depositary Shares and Senior Notes will begin trading on the NYSE on May 29, 2014.  Also on May 14, 2014, the Company notified NASDAQ that the Company (i) intends to transfer the listing of the Common Stock, Depositary Shares and Senior Notes to the NYSE and (ii) plans to request that NASDAQ cease trading in the Common Stock, Depositary Shares and Senior Notes effective at the close of the market on May 28, 2014.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: May 14, 2014	By:	/s/Richard Herrin
Richard Herrin
Executive Vice President, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 14, 2014